UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2006
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last
Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 3, 2006, the Compensation Committee of the Board of Directors of Swift Transportation Co., Inc. (the “Company”) approved stock option awards for the Company’s executive officers listed below:

Glynis Bryan	Executive Vice President and Chief Financial Officer	27,500
Samuel Cowley	Executive Vice President and General Counsel	22,500
Mark Martin	Executive Vice President	22,500
Jeffrey Riley	Executive Vice President	20,000
Richard Stocking	Executive Vice President	22,500
These stock option awards were granted under the Company’s 2003 Stock Incentive Plan with an exercise price of $22.65 (the market closing price on the grant date), a term of seven years and a five year vesting period at a rate of 20% per year beginning on the first anniversary of the award. The form of agreement for such awards under the Company's 2003 Stock Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	Form of Non-Statutory Stock Option Agreement for 2003 Stock Incentive Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2006

SWIFT TRANSPORTATION CO., INC.

/s/ Glynis Bryan

By: Glynis Bryan
Chief Financial Officer